UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 25, 2008
Post Properties, Inc.
Post Apartment Homes, L.P.
(Exact name of registrant as specified in its charter)
Georgia
Georgia
(State or other jurisdiction of incorporation)
1-12080
0-28226
(Commission File Number)
58-1550675
58-2053632
(IRS Employer Identification Number)
4401 Northside Parkway, Suite 800, Atlanta, Georgia 30327
(Address of principal executive offices)
Registrant’s telephone number, including area code (404) 846-5000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
On January 25, 2008, Post Addison Circle Limited Partnership (“Post Addison Circle”), a Georgia limited partnership, executed a Multi-Family Note by and between Post Addison Circle, as the borrower, and Deutsche Bank Berkshire Mortgage, Inc., d/b/a DB Berkshire Mortgage, Inc., a Delaware corporation, as the lender (the “Note”). Post Addison Circle is wholly owned by Post Addison Circle GP, LLC, a Georgia limited liability company, as the General Partner thereof, and Addison Circle Limited Partner, LLC, a Georgia limited liability company, as the Limited Partner thereof, each of which is a wholly-owned subsidiary of Post Apartment Homes, L.P. (the “Operating Partnership”). The Note was issued pursuant to the Freddie Mac Conventional Cash Mortgage Purchase ProgramTM pursuant to which it is expected to be assigned to the Federal Home Loan Mortgage Corporation, as the lender. The Note provides for a loan in the amount of $120 million which matures on February 1, 2015, and absent an event of default as defined under the Note, an automatic extension during an extension period ending February 1, 2016 (the “Extension Period”). The Note is secured by a deed of trust on Post Addison CircleTM. The Note has a stated interest rate of 4.88% until January 31, 2015 and a variable interest rate during the Extension Period equal to the one month Freddie Mac Reference Bills® Index plus a margin of 2.50%. Beginning March 1, 2008 and continuing until the initial maturity of the Note, accrued interest only is payable in consecutive monthly installments. If the Extension Period becomes effective, monthly installments of principal and interest or interest only will be payable during the Extension Period as provided in the Note. The Note contains representations, financial and other affirmative and negative covenants, events of default and remedies typical for this type of facility.

Item 2.03.	Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The contents of Item 1.01 of this Current Report on Form 8-K are incorporated by reference into this Item 2.03.

Item 7.01.	Regulation FD Disclosure.
The following information is furnished pursuant to Item 7.01, “Regulation FD Disclosure”. Consequently, it is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or Securities Act of 1933 if such subsequent filing specifically references Item 7.01 of this Current Report on Form 8-K.
Post Properties, Inc. (the “Company”) is furnishing a revised version of pages 21 and 22 from its Third Quarter 2007 Supplemental Financial Data package, entitled “Net Asset Value Supplemental Information” as Exhibit 99.1 of this Current Report on Form 8-K. The revised pages correct an inadvertent omission of Post Lake® at Baldwin Park in the category entitled “Real estate assets under construction, lease-up or rehabilitation, at cost” under the caption “Other Asset Data.” Post Lake® at Baldwin Park was acquired by the Company in the third quarter of fiscal 2007. The inclusion of Post Lake® at Baldwin Park increases the adjustments to “Real estate assets under construction, lease-up or rehabilitation, at cost” by approximately $74.1 million. The Company has also replaced pages 21 and 22 in the version of its Third Quarter 2007 Supplemental Financial Data package included on its website at postproperties.com with the revised pages furnished with this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

Exhibit 99.1	Revised Pages of Third Quarter 2007 Supplemental Financial Data Package

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Dated: January 31, 2008

POST PROPERTIES, INC.
By:	/s/ David P. Stockert
David P. Stockert
President and Chief Executive Officer

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Dated: January 31, 2008

POST APARTMENT HOMES, L.P.
By:	POST GP HOLDINGS, INC.,
as General Partner

By:	/s/ David P. Stockert
David P. Stockert
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Index
99.1	Revised Pages of Third Quarter 2007 Supplemental Financial Data Package